Exhibit 10.2

Revolving Facility B Agreement

This REVOLVING FACILITY B AGREEMENT (this “Facility B Agreement”), dated as of December 17, 2015, is between HALLMARK FINANCIAL SERVICES, INC., a Nevada corporation (“Borrower”), and FROST BANK, a Texas state bank (“Lender”).

RECITALS:

Borrower, American Hallmark Insurance Company of Texas, a Texas insurance corporation (“AHIC”), Hallmark Insurance Company, an Arizona insurance corporation (“HIC”), and Lender have entered into the Second Restated Credit Agreement dated as of June 30, 2015 (such agreement, together with all amendments and restatements thereto, including the Credit Agreement Amendment (as defined herein), the “Credit Agreement”).

Borrower has requested a revolving line of credit in the original principal amount of $30,000,000.00, which revolving line of credit will be in addition to the Revolving Commitment.

Lender has agreed to provide the additional $30,000,000 revolving line of credit to Borrower, subject to the terms of this Facility B Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

1.1              Definitions. For purposes of this Facility B Agreement:

“Facility B Agreement Date” means December 17, 2015.

“Facility B Borrowing” means a borrowing by Borrower of Facility B Loans made by Lender pursuant to Section 2.1.

“Facility B Commitment” means $30,000,000.

“Facility B Loan” has the meaning specified in Section 2.1 of this Facility B Agreement.

“Facility B Loan Notice” means a notice of a Facility B Borrowing request pursuant to Section 2.2(a), substantially in the form of Exhibit B.

“Facility B Maturity Date” means the first to occur of (a) December 17, 2022, (b) the date the Facility B Commitment is terminated pursuant to either Section 2.6 hereof or Section 9.2 of the Credit Agreement, and (c) the date the Obligations are accelerated.

“Facility B Note” means the promissory note made by Borrower in favor of Lender evidencing the Facility B Loans made by Lender, substantially in the form of Exhibit A.

“Facility B Outstanding Amount” means, as of any date of determination, the aggregate outstanding principal amount of all Facility B Loans, after giving effect to any Facility B Borrowing and any principal payment of Facility B Loans occurring on such date.

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“Facility B Termination Date” means the earlier of (a) the Facility B Maturity Date and (b) December 17, 2017.

1.2              Other Definitions. All capitalized terms not otherwise defined herein have the same meanings as in the Credit Agreement.

ARTICLE II

Facility B LOANS

2.1              Facility B Loans. Subject to the terms and conditions of this Facility B Agreement and the Credit Agreement, Lender agrees to make loans (each such loan, a “Facility B Loan”), to Borrower from time to time on any Business Day during the period from December [▲], 2015 to the Facility B Termination Date in an aggregate amount not to exceed at any time outstanding the Facility B Commitment. Prior to the Facility B Termination Date, Borrower may borrow, repay and reborrow Facility B Loans, all in accordance with this Facility B Agreement.

2.2              Facility B Borrowings.

(a)             Facility B Borrowings. Each Facility B Borrowing shall be made upon Borrower’s irrevocable notice to Lender, which may be given by telephone. Each such notice must be received by Lender not later than 2:00 p.m. (i) one Business Day prior to the requested date of any Facility B Borrowing of Eurodollar Rate Loans and (ii) one Business Day prior to the requested date of any Facility B Borrowing of Prime Rate Loans (subject to Section 2.7 hereof). Each such telephonic notice must be confirmed promptly by delivery to Lender of a written Facility B Loan Notice appropriately completed and signed by an Authorized Signatory of Borrower. Each Facility B Loan Notice (whether telephonic or written) shall specify (i) the requested date of the Facility B Borrowing (which shall be a Business Day), (ii) the principal amount of the Facility B Loan to be borrowed and (iii) whether such Facility B Borrowing will be a Eurodollar Rate Loan or a Prime Rate Loan. Each Facility B Loan shall be in the principal amount of $100,000 or any whole multiple of $25,000 in excess thereof or the unused portion of the Facility B Commitment.

(b)            Funding. Upon satisfaction of the applicable conditions set forth in Section 2.14, Lender shall make the proceeds of each Facility B Borrowing available to Borrower by crediting the account of Borrower on the books of Lender with the amount of such funds.

2.3              Repayment. The unpaid principal of all Facility B Loans shall be due and payable on the following dates and in the following amounts:

Payment Date	Payment Amount

Each Payment Date on and after April 1, 2018 and prior to the Facility B Maturity Date	An amount equal to 1/28th of the aggregate principal amount of all Facility B Loans outstanding on the Facility B Termination Date

The Facility B Maturity Date	The remaining unpaid principal of all Facility B Loans

2.4              Voluntary Prepayments. Borrower may at any time or from time to time voluntarily prepay the Facility B Loans in whole or in part without premium or penalty. Each voluntary prepayment shall be accompanied by all accrued and unpaid interest thereon.

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2.5              Mandatory Prepayments. On each date that the Facility B Outstanding Amount exceeds the Facility B Commitment, Borrower shall prepay the Facility B Loans in an amount equal to such excess. Each mandatory prepayment shall be accompanied by all accrued and unpaid interest thereon.

2.6              Termination and Reduction of Facility B Commitment.

(a)             Borrower shall have the right to terminate or reduce the Facility B Commitment at any time. Each reduction shall be in the minimum amount of $500,000 and a whole multiple of $100,000 in excess thereof.

(b)            On the Facility B Termination Date, the Facility B Commitment shall automatically reduce to zero and terminate.

(c)             Borrower shall not have any right to rescind any termination or reduction. Once terminated or reduced, the Facility B Commitment may not be reinstated.

2.7              Interest on Facility B Loans Generally.

(a)             Subject to the provisions of Sections 2.7(b) and 2.9 hereof, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof from the borrowing date, the effective date of the election by Borrower that the Facility B Loan becomes a Eurodollar Rate Loan or such other date on which the Facility B Loan becomes a Eurodollar Rate Loan (as applicable) to but not including the date on which another interest rate becomes applicable to the Facility B Loan pursuant to the terms of this Facility B Agreement at a rate per annum equal to the lesser of (A) the Highest Lawful Rate and (B) the Eurodollar Rate, and (ii) each Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the borrowing date, the effective date of the election by Borrower that the Facility B Loan becomes a Prime Rate Loan or such other date on which the Facility B Loan becomes a Prime Rate Loan (as applicable) to but not including the date on which another interest rate becomes applicable to the Facility B Loan pursuant to the terms of this Facility B Agreement at a rate per annum equal to the lesser of (A) the Highest Lawful Rate and (B) the Prime Rate. Subject to Sections 2.7(b) and 2.9, all of the Facility B Loan shall be a Eurodollar Rate Loan or a Prime Rate Loan, and not more than once in each calendar month Borrower may elect whether all of the Facility B Loan shall be a Eurodollar Rate Loan or a Prime Rate Loan. Each such election (a) shall be made upon Borrower’s irrevocable notice to Lender (which may be given by telephone) and (b) must be received by Lender not later than 10:00 a.m. one Business Day prior to the Business Day on which the new interest rate is to apply. Each Facility B Loan Notice (whether telephonic or written) shall specify the requested date of the conversion of the applicable interest rate (which shall be a Business Day). Each such telephonic notice must be confirmed promptly by delivery to Lender of a written Facility B Loan Notice appropriately completed and signed by an Authorized Signatory of Borrower.

(b)            Subject to the provisions of Section 2.9 hereof, if at any time Lender has notified Borrower that the provisions of Sections 4.2 or 4.3 of the Credit Agreement apply, each Facility B Loan shall bear interest on the outstanding principal amount thereof from the date on which Lender determines or is notified that the provisions of Sections 4.2 or 4.3 of the Credit Agreement apply, to and including the date on which Lender notifies Borrower that the provisions of Sections 4.2 and 4.3 of the Credit Agreement no longer apply, at a rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) the Prime Rate. Borrower may not request a Eurodollar Rate Loan until Lender notifies Borrower that the provisions of Sections 4.2 or 4.3 of the Credit Agreement no longer apply.

(c)             Interest on the Facility B Loans shall be due and payable in arrears on each Interest Payment Date and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

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2.8              Computations. Subject to Section 10.11 of the Credit Agreement, interest on the Facility B Loans, fees and any other amounts due hereunder shall be calculated on the basis of actual days elapsed over a year of 360 days, unless such calculation would result in a rate greater than the highest rate permitted by Applicable Law, in which case interest shall be computed on the basis of a year of 365 days or 366 days in a leap year, as the case may be. Nothing herein shall be deemed to obligate Lender to obtain the funds for any Facility B Loan in any particular place or manner or to constitute a representation by Lender that it has obtained or will obtain the funds for any Facility B Loan in any particular place or manner.

2.9              Interest After an Event of Default. (a) If an Event of Default exists (other than an Event of Default specified in Section 9.1(e) or (f) of the Credit Agreement), at the option of Lender, and (b) after an Event of Default specified in Section 9.1(e) or (f) of the Credit Agreement and during any continuance thereof, automatically and without any action by Lender, the Obligations shall bear interest at a rate per annum equal to the lesser of (i) the Default Rate and (ii) the Highest Lawful Rate. Such interest shall be payable on the earlier of demand or the Facility B Loan Termination Date and shall accrue until the earlier of (a) waiver or cure (to the satisfaction of Lender) of the applicable Event of Default, (b) agreement by Lender to rescind the charging of interest at the Default Rate, or (c) payment in full of the Obligations. Lender shall not be required to accelerate the maturity of the Facility B Loans, to exercise any other rights or remedies under the Loan Documents, or to give notice to Borrower of the decision to charge interest at the Default Rate. Lender will undertake to notify Borrower, after the effective date, of the decision to charge interest at the Default Rate.

2.10          Payments Generally. (a)  Each payment (including prepayments) by Borrower of the principal of or interest on the Facility B Loans and any other amount owed under this Facility B Agreement or any other Loan Document shall be made not later than 2:00 p.m. on the date specified for payment under this Facility B Agreement to Lender at Lender’s Office, in Dollars constituting immediately available funds. All payments received by Lender after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)            If any payment under this Facility B Agreement or any other Loan Document shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day. Any extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

(c)             Borrower agrees to pay principal, interest, fees and all other amounts due under the Loan Documents without deduction for set-off or counterclaim or any deduction whatsoever.

(d)            If some but less than all amounts due from Borrower are received by Lender, Lender shall apply such amounts in the following order of priority: (i) to the payment of Lender’s expenses incurred under the Loan Documents then due and payable, if any; (ii) to the payment of all other fees under the Loan Documents then due and payable; (iii) to the payment of interest then due and payable on the Facility B Loans and the Revolving Loans, to be applied as determined by Lender in its sole discretion; (iv) to the payment of all other amounts not otherwise referred to in this Section 2.10(d) then due and payable under the Loan Documents; and (v) to the payment of principal then due and payable on the Facility B Loans and the Revolving Loans, in each case applied against the Facility B Loans and the Revolving Loans as determined by Lender in its sole discretion.

2.11          Booking the Facility B Loans. Lender may make, carry or transfer each Facility B Loan at, to or for the account of any of its branch offices or the office of any Affiliate.

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2.12          Collateral. Payment of the Obligations is secured on the Facility B Agreement Date by a perfected first priority security interest in all of the authorized, issued and outstanding capital stock and other Equity Interests of each of AHIC and HIC.

2.13          Unused Fee. For so long as the Facility B Commitment is in effect, Borrower shall pay to Lender a fee (the “Unused Fee”) on each Payment Date, commencing with April 1, 2016. The Unused Fee is equal to a per annum rate of 0.25% multiplied by the actual daily amount by which the Facility B Commitment (as it exists on each determination date) exceeds the Facility B Outstanding Amount (as of each determination date). The Unused Fee shall be calculated quarterly in arrears and shall accrue regardless of whether any condition in Article III hereof has been satisfied. Subject to Section 10.11 of the Credit Agreement, the Unused Fee shall be fully earned when paid and is not refundable.

2.14          Conditions Precedent to each Facility B Loan. The obligation of Lender to make any Facility B Loan is subject to (a) receipt by Lender of the following items which are to be delivered, in form and substance reasonably satisfactory to Lender and (b) satisfaction of the following conditions, in form and substance reasonably satisfactory to Lender:

(a)             Representations and Warranties. All of the representations and warranties of Borrower and each other Obligor under this Facility B Agreement and each other Loan Document, which, pursuant to Section 8.23 of the Credit Agreement, are made at and as of the time of each Facility B Loan, shall be true and correct when made, except to the extent applicable to a specific date, both before and after giving effect to the application of the proceeds of such Facility B Loan.

(b)            No Default or Event of Default. There shall not exist a Default or Event of Default.

(c)             Conditions of Effectiveness. All conditions of effectiveness to this Facility B Agreement set forth in Article III hereof shall have been satisfied.

(d)            Litigation. There shall be no Litigation pending against, or, to Borrower’s or any Obligor’s knowledge, threatened against Borrower, any other Obligor, or any Subsidiary, or in any other manner relating directly and adversely to Borrower, any other Obligor, or any Subsidiary, or any of their respective properties, in any court or before any arbitrator of any kind or before or by any Governmental Authority which could reasonably be expected to have a Material Adverse Effect.

(e)             Material Adverse Change. There shall have occurred no change in the business, assets, operations, prospects or conditions (financial or otherwise) of Borrower, any other Obligor, or any Subsidiary since December 31, 2014, which caused or could reasonably be expected to cause a Material Adverse Effect.

2.15          Repayment. The unpaid principal of the Facility B Loan not otherwise sooner paid as required pursuant to Section 2.3 hereof, together with all accrued unpaid interest thereon, shall be due and payable on the Facility B Maturity Date.

2.16          Prepayment. Borrower may, upon notice to Lender, at any time or from time to time voluntarily prepay any Facility B Loan in whole or in part without premium or penalty; provided that (a) such notice must be received by Lender not later than 10:00 a.m. one Business Day prior to the date of prepayment, and (b) any prepayment shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or, if less, the unpaid principal amount of the Facility B Loan). Each such notice shall specify the date and amount of such prepayment. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any voluntary prepayment shall be accompanied by all accrued and unpaid interest on the amount prepaid, together with any additional amounts required pursuant to Article IV of the Credit Agreement. All prepayments shall be applied (a) first to accrued interest and (b) second to outstanding principal.

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2.17          Use of Proceeds. Borrower shall not use the proceeds of any Facility B Loan for any purpose other than to make capital contributions to AHIC and HIC.

2.18          Permitted Debt. Prior to the Facility B Maturity Date, the unpaid principal of the Facility B Loan shall be deemed to be Permitted Debt.

ARTICLE III

Conditions Precedent

3.1              Conditions. The effectiveness of this Facility B Agreement is subject to the satisfaction of the following conditions precedent:

(a)             Documents. Lender shall have received the following in number of counterparts and copies as Lender may request:

(i)                 Facility B Agreement. This Facility B Agreement executed by Borrower and Lender.

(ii)               Facility B Note. The duly executed Facility B Note in the form of Exhibit A, payable to the order of Lender, and in the amount of the Facility B Commitment.

(iii)             Arbitration and Notice of Final Agreement. The Arbitration and Notice of Final Agreement executed by Borrower, HIC, AHIC and Lender.

(iv)             Borrower Certificate. A certificate of officers acceptable to Lender of Borrower certifying as to (A) the incumbency of the officers signing such certificate and the Loan Documents to which it is a party, (B) an original certified copy of its Articles of Incorporation or Certificate of Incorporation, as applicable, certified as true, complete and correct as of a date acceptable to Lender by the appropriate authority of the State of Nevada, (C) a copy of its By-Laws, as in effect on the Agreement Date, (D) a copy of the resolutions of its Board of Directors authorizing it to execute, deliver and perform the Loan Documents to which it is a party, (E) an original certificate or certificates of good standing, existence and qualification issued by the appropriate authority or authorities of the States of Nevada and Texas (certified as of a date acceptable to Lender), (F) the accuracy of the representations and warranties in the Loan Documents, (G) no Default or Event of Default exists, and (H) no Material Adverse Change having occurred.

(v)               Facility B Fee. A line of credit fee in the amount of $75,000.00, which line of credit fee shall be (subject to Section 10.10 of the Credit Agreement) fully earned and non-refundable upon receipt.

(vi)             UCC and Lien Searches. Searches of the Uniform Commercial Code, Tax lien and other records as Lender may require.

(vii)           Opinions of Borrower’s Counsel. Opinions of counsel to Borrower addressed to Lender, dated the Agreement Date and covering such matters incident to the transactions contemplated hereby as Lender or Special Counsel may reasonably request.

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(viii)         Obligor Proceedings. Evidence that all corporate proceedings of each Obligor and each other Person (other than Lender) taken in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to Lender and Special Counsel; and Lender shall have received copies of all documents or other evidence which Lender or Special Counsel may reasonably request in connection with such transactions.

(ix)             Expenses. Reimbursement for reasonable Attorney Costs incurred in connection with this Facility B Agreement.

(x)               Credit Agreement Amendment. A First Amendment to Second Restated Credit Agreement executed by Borrower, AHIC, HIC and Lender in form and substance satisfactory to the parties thereto (the “Credit Agreement Amendment”).

(xi)             Other Documents. In form and substance satisfactory to Lender and Special Counsel, such other documents, instruments and certificates as Lender may reasonably require in connection with the transactions contemplated hereby.

(b)            No Default. No Default or Event of Default shall exist either before or after giving effect to this Facility B Agreement.

(c)             Representations and Warranties.

(i)                 All of the representations and warranties contained in Article VIII of the Credit Agreement and in the other Loan Documents shall be true and correct on and as of the date of this Facility B Agreement with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent such representations and warranties speak to a specific date or schedule attached to a Loan Document.

(ii)               All of the representations and warranties contained in Article V of this Facility B Agreement shall be true and correct, both before and after giving effect to this Facility B Agreement.

ARTICLE IV

OBLIGATIONS

4.1              Obligations. Borrower agrees that the obligations, indebtedness and liabilities arising under this Facility B Agreement, the Facility B Note or under any other promissory note executed and/or delivered in connection herewith shall be deemed “Obligations” (as defined in the Credit Agreement), “Secured Obligations” (as defined in the Credit Agreement) and “Indebtedness” (as defined in each Security Document), as applicable.

ARTICLE V

Representations and Warranties

5.1              Representations and Warranties of Borrower. Borrower hereby represents and warrants to Lender that (a) the execution, delivery and performance of this Facility B Agreement and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite action on the part of Borrower and will not violate any Organizational Document of Borrower, (b) the representations and warranties contained in the Credit Agreement, as amended hereby, and each other Loan Document are true and correct on and as of the date hereof (both before and after giving effect to this Facility B Agreement) as though made on and as of the date hereof, except to the extent such representations and warranties speak to a specific date or schedule attached to a Loan Document, (c) this Facility B Agreement constitutes a valid and legally binding agreement enforceable against Borrower, (d) no Default or Event of Default exists either before or after giving effect to this Facility B Agreement, and (e) after giving effect to this Facility B Agreement, Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, and the other Loan Documents to which it is a party or it or its property is subject.

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ARTICLE VI

Miscellaneous

6.1              Loan Document. This Facility B Agreement is a Loan Document.

6.2              Severability. The provisions of this Facility B Agreement are intended to be severable. If for any reason any provision of this Facility B Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

6.3              Counterparts. This Facility B Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Facility B Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Facility B Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Facility B Agreement.

6.4              GOVERNING LAW. THIS FACILITY B AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS. THE LOAN DOCUMENTS ARE PERFORMABLE IN SAN ANTONIO, BEXAR COUNTY, TEXAS, AND BORROWER AND EACH OTHER OBLIGOR WAIVES THE RIGHT TO BE SUED ELSEWHERE. BORROWER AND LENDER AGREE THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN SAN ANTONIO, TEXAS SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION WITH THIS FACILITY B AGREEMENT AND THE OTHER LOAN DOCUMENTS.

6.5              WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY KNOWINGLY VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER ENTERING INTO THIS FACILITY B AGREEMENT AND MAKING ANY FACILITY B LOAN.

6.6              ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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Executed as of the date first written above.

BORROWER:
HALLMARK FINANCIAL SERVICES, INC.,
a Nevada corporation

By:
Print Name:
Print Title:

Revolving Facility B Agreement – Signature Page

LENDER:	FROST BANK,
a Texas state bank

By:
Print Name:
Print Title:

Revolving Facility B Agreement – Signature Page

EXHIBIT A

Facility B Note

Revolving Facility B Agreement – Exhibit A

PROMISSORY NOTE
(Facility B Note)

$30,000,000.00	December 17, 2015

For value received, HALLMARK FINANCIAL SERVICES, INC., a Nevada corporation (“Borrower”), does hereby promise to pay to the order of FROST BANK, a Texas state bank (“Lender”), at P.O. Box 34746, San Antonio, Texas 78265, or at such other address as Lender shall from time to time specify in writing, in lawful money of the United States of America, the sum of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000.00), or so much thereof as from time to time may be disbursed by Lender to Borrower under the terms of the Revolving Facility B Agreement dated of even date herewith, between Borrower and Lender (such agreement, together with all amendments and restatements thereto, the “Facility B Agreement”, capitalized terms not otherwise defined herein have the meaning specified in the Facility B Agreement), and be outstanding, together with interest from date hereof on the principal balance outstanding from time to time as hereinafter provided. Interest shall be computed on a per annum basis of a year of 360 days and for the actual number of days elapsed, unless such calculation would result in a rate greater than the highest rate permitted by Applicable Law, in which case interest shall be computed on a per annum basis of a year of 365 days or 366 days in a leap year, as the case may be.

ARTICLE VII Payment Terms. Interest only on amounts outstanding hereunder shall be due and payable quarterly as it accrues, on the first day of each and every calendar quarter, beginning April 1, 2016, and continuing regularly and quarterly thereafter until December 17, 2022, when the entire amount of principal and accrued interest then remaining unpaid shall be then due and payable; interest being calculated on the unpaid principal each day principal is outstanding and all payments made credited to any collection costs and late charges, to the discharge of the interest accrued and to the reduction of the principal, in the order provided in the Facility B Agreement (subject to Paragraph 7). Principal shall be payable as provided in Section 2.3 of the Facility B Agreement.

ARTICLE VIII Late Charge. If a payment is made more than 10 days after it is due, Borrower will be charged (subject to Paragraph 8), in addition to interest, a delinquency charge of (a) 5% of the unpaid portion of the regularly scheduled payment, or (b) $250.00, whichever is less. Additionally, upon maturity of this Note, if the outstanding principal balance (plus all accrued but unpaid interest) is not paid within 10 days of the maturity date, Borrower will be charged (subject to Paragraph 8) a delinquency charge of (a) 5% of the sum of the outstanding principal balance (plus all accrued but unpaid interest), or (b) $250.00, whichever is less. Borrower agrees with Lender that the charges set forth herein are reasonable compensation to Lender for the handling of such late payments.

ARTICLE IX Interest Rate.

9.1              Subject to and in accordance with the terms of the Facility B Agreement and Paragraphs 3(b) and 4 of this Note, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof from the borrowing date, the effective date of the election by Borrower that the Revolving Loan becomes a Eurodollar Rate Loan or such other date on which the Revolving Loan becomes a Eurodollar Rate Loan (as applicable) to but not including the date on which another interest rate becomes applicable to the Revolving Loan pursuant to the terms of the Facility B Agreement at a rate per annum equal to the lesser of (A) the Highest Lawful Rate and (B) the Eurodollar Basis plus 3.00%, and (ii) each Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the borrowing date, the effective date of the election by Borrower that the Revolving Loan becomes a Prime Rate Loan or such other date on which the Revolving Loan becomes a Prime Rate Loan (as applicable) to but not including the date on which another interest rate becomes applicable to the Facility B Loan pursuant to the terms of the Facility B Agreement at a rate per annum equal to the lesser of (A) the Highest Lawful Rate and (B) the Prime Rate.

“Eurodollar Basis” means for any day a rate per annum equal to the “London Interbank Offered Rate” for a three-month term, as published in The Wall Street Journal (U.S. Edition) in the “London Interbank Offered Rates” column (or if The Wall Street Journal (U.S. Edition) is not published on such day, in the issue most recently published); provided, the Eurodollar Basis shall never be less than a rate of 0.15% per annum. Borrower acknowledges that (a) if more than one London Interbank Offered Rate is published at any time by The Wall Street Journal, the highest of such London Interbank Offered Rates shall constitute the London Interbank Offered Rate hereunder; provided, if the highest of such London Interbank Offered Rates shall be less than 0.15% per annum, such rate shall be deemed to be 0.15% per annum for purposes of this Note and each other Loan Document, and (b) if at any time The Wall Street Journal ceases to publish a London Interbank Offered Rate, Lender shall have the right to select a substitute rate that Lender determines, in the exercise of its reasonable commercial discretion, to be comparable to such London Interbank Offered Rate, and the substituted rate as so selected, upon the sending of written notice thereof to Borrower, shall constitute the London Interbank Offered Rate hereunder; provided, if such substituted rate shall be less than 0.15% per annum, such rate shall be deemed to be 0.15% per annum for purposes of this Note and each other Loan Document. The Wall Street Journal London Interbank Offered Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Each determination by Lender of the London Interbank Offered Rate shall be conclusive and binding absent manifest error, and may be computed using any reasonable averaging and attribution method.

9.2              If Lender has sent to Borrower the notice provided for in either Section 4.2 or 4.3 of the Facility B Agreement, until Lender has notified Borrower that the provisions Section 4.2 or 4.3 of the Facility B Agreement, as appropriate, do not apply, interest on the outstanding and unpaid principal balance hereof shall be computed at a per annum rate equal to the lesser of (i) the Prime Rate and (ii) the Highest Lawful Rate, said rate to be effective as provided in Section 2.7(b) of the Facility B Agreement, except as provided in Paragraph 4.

“Prime Rate” means the maximum “latest” “U.S.” prime rate of interest per annum published from time to time in the “Money Rates” section of The Wall Street Journal (U.S. Edition) or in any successor publication to The Wall Street Journal. Borrower understands that the Prime Rate may not be the best, lowest, or most favored rate of Lender or The Wall Street Journal, and any representation or warranty in that regard is expressly disclaimed by Lender. Borrower acknowledges that (a) if more than one U.S. prime rate is published at any time by The Wall Street Journal, the highest of such prime rates shall constitute the Prime Rate hereunder and (b) if at any time The Wall Street Journal ceases to publish a U.S. prime rate, Lender shall have the right to select a substitute rate that Lender determines, in the exercise of its reasonable commercial discretion, to be comparable to such prime rate, and the substituted rate as so selected, upon the sending of written notice thereof to Borrower, shall constitute the Prime Rate hereunder. Upon each increase or decrease hereafter in the Prime Rate, the rate of interest upon the unpaid principal balance hereof shall be increased or decreased by the same amount as the increase or decrease in the Prime Rate, such increase or decrease to become effective as of the day of each such change in the Prime Rate and without notice to Borrower or any other Person.

ARTICLE X Default Rate. If an Event of Default exists, subject to the provisions of Section 2.9 of the Facility B Agreement, and in addition to all other rights and remedies of Lender hereunder, interest on the outstanding and unpaid principal balance hereof shall be computed at a rate per annum equal to the lesser of (a) the Eurodollar Rate in effect at such time plus 2% and (b) the Highest Lawful Rate, but in no event in excess of the highest rate permitted by Applicable Law, and such accrued interest shall be immediately due and payable. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender’s actual damages resulting from any event of default, and such accrued interest is a reasonable estimate of those damages and does not constitute a penalty.

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ARTICLE XI Prepayment. Borrower reserves the right to prepay, prior to maturity, all or any part of the principal of this Note without penalty. Any prepayments shall be applied first to accrued interest and then to principal. Borrower will provide written notice to the holder of this Note of any such prepayment of all or any part of the principal at the time thereof. All payments and prepayments of principal or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Lender indicated above, or such other place as the holder of this Note shall designate in writing to Borrower. All partial prepayments of principal shall be applied to the last installments payable in their inverse order of maturity.

ARTICLE XII Default. It is expressly provided that if an Event of Default exists (except as provided in the last sentence of this Paragraph 6), the holder of this Note may, at its option, without further notice or demand, (a) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (b) refuse to advance any additional amounts under this Note, (c) foreclose all Liens securing payment hereof, (d) pursue any and all other rights, remedies and recourses available to the holder hereof, including but not limited to any such rights, remedies or recourses under the Loan Documents, at law or in equity, or (e) pursue any combination of the foregoing; and in the event default is made in the prompt payment of this Note when due or declared due, and the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through probate, bankruptcy or other judicial proceedings, then Borrower agrees and promises to pay all costs of collection, including Attorney Costs. Upon the occurrence of an Event of Default specified in Section 9.1(e) or (f) of the Facility B Agreement, the outstanding principal balance of and accrued but unpaid interest on this Note shall thereupon and concurrently therewith become due and payable and the Facility B Commitment shall forthwith terminate, all without any action by Lender or any holder of this Note and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in the Loan Documents to the contrary notwithstanding.

ARTICLE XIII No Usury Intended; Usury Savings Clause. In no event shall interest contracted for, charged or received hereunder, plus any other charges in connection herewith which constitute interest, exceed the maximum interest permitted by Applicable Law. The amounts of such interest or other charges previously paid to the holder of this Note in excess of the amounts permitted by Applicable Law shall be applied by the holder of this Note to reduce the principal of the indebtedness evidenced by the Note, or, at the option of the holder of this Note, be refunded. To the extent permitted by Applicable Law, determination of the legal maximum amount of interest shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan and indebtedness, all interest at any time contracted for, charged or received from Borrower hereof in connection with the loan and indebtedness evidenced hereby, so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof.

ARTICLE XIV Security. This Note has been executed and delivered pursuant to the Facility B Agreement, and is secured by, inter alia, the Loan Documents. The holder of this Note is entitled to the benefits and security provided in the Loan Documents.

ARTICLE XV Joint and Several Liability; Waiver. Each maker, signer, surety and endorser hereof, as well as all heirs, successors and legal representatives of said parties, shall be directly and primarily, jointly and severally, liable for the payment of all indebtedness hereunder. Lender may release or modify the obligations of any of the foregoing persons or entities, or guarantors hereof, in connection with this Note without affecting the obligations of the others. All such persons or entities expressly waive presentment and demand for payment, notice of default, notice of intent to accelerate maturity, notice of acceleration of maturity, protest, notice of protest, notice of dishonor, and all other notices and demands for which waiver is not prohibited by Law, and diligence in the collection hereof; and agree to all renewals, extensions, indulgences, partial payments, releases or exchanges of collateral, or taking of additional collateral, with or without notice, before or after maturity. No delay or omission of Lender in exercising any right hereunder shall be a waiver of such right or any other right under this Note.

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ARTICLE XVI Texas Finance Code. In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Note. To the extent that Chapter 303 of the Texas Finance Code is applicable to this Note, the “weekly ceiling” specified in such article is the applicable ceiling; provided that, if any Applicable Law permits greater interest, the Law permitting the greatest interest shall apply.

ARTICLE XVII Governing Law, Venue. This Note is being executed and delivered, and is intended to be performed in the State of Texas. Except to the extent that the Laws of the United States may apply to the terms hereof, the substantive Laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Note. In the event of a dispute involving this Note or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue for such dispute shall lie in any court of competent jurisdiction in Bexar County, Texas.

ARTICLE XVIII Purpose of Loan. Borrower agrees that advances under this Note shall be used solely for the purposes stated in the Facility B Agreement.

ARTICLE XIX Captions. The captions in this Note are inserted for convenience only and are not to be used to limit the terms herein.

The Remainder of This Page Is Intentionally Left Blank.

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BORROWER:

HALLMARK FINANCIAL SERVICES, INC.,
a Nevada corporation

By:
Print Name:
Print Title:

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EXHIBIT B

Facility B Loan Notice

Revolving Facility B Agreement – Exhibit B

Facility B Loan Notice

Date: ___________, _____

To: Frost Bank

Ladies and Gentlemen:

Reference is made to the Revolving Facility B Agreement dated as of December 17, 2015 (such agreement, together with all amendments and restatements thereto, the “Facility B Agreement”; the terms defined therein being used herein as therein defined), between Hallmark Financial Services, Inc., as Borrower, and Frost Bank, as Lender.

The undersigned hereby requests a Facility B Borrowing:

ARTICLE XX On ___________________ (a Business Day).

ARTICLE XXI In the amount of $ _______.

The undersigned hereby requests a change of the interest rate applicable to the Facility B Loan on _________________ (a Business Day) (the “Effective Date”):

1. Existing loan type:

☐	Eurodollar Rate Loan

☐	Prime Rate Loan

2. Requested loan type (to be effective on Effective Date):

☐	Eurodollar Rate Loan

☐	Prime Rate Loan

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Facility B Borrowing, before and after giving effect thereto and to the application of the proceeds thereof, and before and after giving effect to the change of the interest rate applicable to the Facility B Loan, as applicable:

21.1          the conditions precedent specified in Section 2.14 of the Facility B Agreement have been satisfied with respect to the Facility B Borrowing and will remain satisfied on the date of such Borrowing; and

21.2          after giving effect to the Facility B Borrowing, the Facility B Outstanding Amount shall not exceed the Facility B Commitment.

The Facility B Borrowing requested herein complies with Section 2.1 and 2.2(a) of the Facility B Agreement.

Revolving Facility B Agreement – Exhibit B

HALLMARK FINANCIAL SERVICES, INC.,
a Nevada corporation

By:
Print Name:
Print Title:

Revolving Facility B Agreement – Exhibit B